UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 21, 2006

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard
Louisville, Kentucky  40299-2334

(Address of principal executive offices)

(502) 261-7272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 Other Events

Effective August 31, 2006, John H. Schnatter, Founder and Executive Chairman of Papa John’s International, Inc. (the “Company”), entered into a stock trading plan to sell up to a total of 300,000 shares of the Company’s common stock as part of his personal long-term investment strategy.  Mr. Schnatter’s trading plan provides for sales of specified share amounts subject to specified limitations during a period commencing not before September 15, 2006, and is scheduled to terminate on August 31, 2007, unless terminated sooner in accordance with the terms of the plan.  Shares will be sold under the plan on the open market at prevailing market prices, subject to certain minimum price thresholds.

Effective August 21, 2006, J. David Flanery, Senior Vice President and Chief Financial Officer of the Company, entered into a stock trading plan to sell up to a total of 20,000 shares of the Company’s common stock to facilitate the exercise of a stock option and as part of his personal long-term investment strategy.  Mr. Flanery’s trading plan provides for sales of specified share amounts subject to specified limitations during a period commencing not before September 5, 2006, and is scheduled to terminate on December 17, 2007, unless terminated sooner in accordance with the terms of the plan.  Shares will be sold under the plan on the open market at prevailing market prices, subject to certain minimum price thresholds.

Neither of the trading plans described above will reduce the executives’ ownership of shares of the Company’s common stock below the levels specified in the Company’s stock ownership guidelines.

Mr. Schnatter and Mr. Flanery adopted their respective trading plans in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies applicable to trading in Company securities by directors and executive officers.  Rule 10b5-1 permits persons who are not in possession of material, nonpublic information about a company to establish pre-arranged plans to buy or sell securities of a company, in order to permit diversification of investment portfolios, to spread securities transactions over extended periods to reduce market impact and to avoid concerns about transactions occurring at a time when such persons might possess material, nonpublic information about the company.

Transactions effected through the trading plans will be reported through Form 144 and Form 4 filings with the Securities and Exchange Commission as required by law and regulation.

The Company has previously disclosed that Mr. Schnatter and certain other Company officers or directors have implemented trading plans under Rule 10b5-1.  Except as may be required by law, the Company does not undertake to report stock trading plans entered into by any Company officer or director, nor to report modifications, terminations, transactions or other activities under any publicly announced trading plan or a trading plan of any officer or director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: September 8, 2006	/s/ J. David Flanery
J. David Flanery
Senior Vice President and
Chief Financial Officer